©2025 DISCOVER FINANCIAL SERVICES Exhibit 99.3 2024 & 4Q24 Financial Results January 22, 2025

The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which speak to our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” and similar expressions. Such statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this presentation and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt and investor sentiment; the impact of current, pending and future legislation, regulation, supervisory guidance and regulatory and legal actions, including, but not limited to, those related to accounting guidance, tax reform, financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity; risks related to the proposed merger with Capital One Financial Corporation (“Capital One”) including, among others, (i) failure to complete the merger with Capital One or unexpected delays related to the merger or the inability of the parties to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (iii) diversion of management’s attention from ongoing business operations and opportunities, (iv) cost and revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (v) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vi) deposit attrition, customer or employee loss and/or revenue loss as a result of the announcement of the proposed merger, (vii) expenses related to the proposed merger being greater than expected, and (viii) shareholder litigation that could prevent or delay the closing of the proposed merger or otherwise negatively impact our business and operations; the actions and initiatives of current and potential competitors; our ability to manage our expenses; our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants and merchants; our ability to sustain our card and personal loan growth; our ability to increase or sustain Discover card usage or attract new customers; difficulty obtaining regulatory approval for, financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies; our ability to manage our credit risk, market risk, liquidity risk, operational risk, compliance and legal risk and strategic risk; the availability and cost of funding and capital; access to deposit, securitization, equity, debt and credit markets; the impact of rating agency actions; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; losses in our investment portfolio; limits on our ability to pay dividends and repurchase our common stock; limits on our ability to receive payments from our subsidiaries; fraudulent activities or material security breaches of our or others’ key systems; our ability to remain organizationally effective; our ability to maintain relationships with merchants; the effect of political, economic and market conditions, geopolitical events, climate change, pandemics and unforeseen or catastrophic events; our ability to introduce new products and services; our ability to manage our relationships with third-party vendors, as well as those with which we have no direct relationship such as our employees’ internet service providers; our ability to maintain current technology and integrate new and acquired systems and technology; our ability to collect amounts for disputed transactions from merchants and merchant acquirers; our ability to attract and retain employees; our ability to protect our reputation and our intellectual property; our ability to comply with regulatory requirements; and new lawsuits, investigations or similar matters or unanticipated developments related to current matters. We routinely evaluate and may pursue acquisitions of, investments in or divestitures from businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities. Additional factors that could cause the company’s results to differ materially from those described in the forward-looking statements can be found under “Risk Factors,” “Business - Competition,” “Business - Supervision and Regulation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, which is filed with the SEC and available at the SEC’s internet site (http://www.sec.gov) and subsequent reports on Forms 8-K and 10-Q, including the company’s Current Report on Form 8-K filed today with the SEC. Notice 2

Important Information About the Transaction and Where to Find It Capital One has filed a registration statement on Form S-4 (No. 333-278812) with the SEC, which became effective on January 6, 2025, to register the shares of Capital One’s common stock that will be issued to Discover stockholders in connection with the proposed transaction. The registration statement includes a joint proxy statement of Capital One and Discover that also constitutes a prospectus of Capital One. The definitive joint proxy statement/prospectus has been sent to the stockholders of each of Discover and Capital One in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Discover or Capital One through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Discover or Capital One at: Discover Financial Services Capital One Financial Corporation 2500 Lake Cook Road 1680 Capital One Drive Riverwoods, IL 60015 McLean, VA 22102 Attention: Investor Relations Attention: Investor Relations investorrelations@discover.com investorrelations@capitalone.com (224) 405-4555 (703) 720-1000 Before making any voting or investment decision, investors and security holders of Discover and Capital One are urged to read carefully the entire registration statement and joint proxy statement/prospectus, because they contain important information about the proposed transaction. Free copies of these documents may be obtained as described above. Participants in Solicitation Discover, Capital One and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Discover and Capital One in connection with the transaction. Information regarding the directors and executive officers of Discover and Capital One and other persons who may be deemed participants in the solicitation of the stockholders of Discover or of Capital One in connection with the transaction are included in the joint proxy statement/prospectus related to the proposed transaction, which was filed by Capital One with the SEC. Information about the directors and executive officers of Discover and their ownership of Discover common stock can also be found in Discover’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 15, 2024, as supplemented by Discover’s proxy statement supplement, as filed with the SEC on April 2, 2024, and other documents subsequently filed by Discover with the SEC. Information about the directors and executive officers of Capital One and their ownership of Capital One common stock can also be found in Capital One’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 20, 2024, and other documents subsequently filed by Capital One with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/ prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available. Notice 3

2024 & 4Q24 Highlights 4 • 2024 net income of $4.5Bn; diluted EPS of $17.72, and return on equity of 28% ◦ 4Q24 net income of $1.3Bn; diluted EPS of $5.11 • Strong 2024 financial performance ◦ Card receivables grew 6% on average; ending consumer deposits grew 8% ◦ Credit began to improve ◦ Total network volume increased 6% • Drove transformative change while focusing on core competencies ◦ Entered merger agreement with Capital One ◦ Exited private student lending ◦ Progressed risk management and compliance capabilities ◦ Continued to deliver outstanding customer service • Merger with Capital One is steadily advancing ◦ Obtained merger approval from the Delaware State Bank Commissioner ◦ Definitive merger proxy was finalized; shareholder votes scheduled for February 18th Note(s) Merger with Capital One remains subject to numerous conditions including shareholder and regulatory approvals

• Revenue net of interest expense was $4.8Bn, up 14%, due to higher non-interest income reflecting a $381MM gain from the private student loan sale and higher net interest income • Provision for credit losses decreased by $707MM reflecting an $807MM favorable reserve change, partially offset by a $93MM increase in net charge-offs • Expenses increased $67MM, or 4%, from higher employee compensation, higher professional fees, and higher information processing 4Q24 Summary Financial Results Key Points 5 $366 $162 $417 $707 $(67) $(294) $1,291 4Q23 Net Income Net Interest Income Non- Interest Income Provision for Credit Losses Operating Expense Income Tax/ Capital Action 4Q24 Net Income Year-Over-Year Net Income & EPS ($MM, except EPS) 4Q24 $ 3,630 $ 1,129 $ 1,202 $ 1,855 $ 411 4Q23 $ 3,468 $ 712 $ 1,909 $ 1,788 $ 117 B/(W) $ 162 $ 417 $ 707 $ (67) $ (294) EPS $ 1.45 $ 0.49 $ 1.27 $ 2.15 $ (0.20) $ (0.05) $ 5.11 Note(s) Throughout this document, historical financial results have been restated / adjusted as disclosed in the Form 8-K dated December 23, 2024

• NIM on loans was 11.96%, up 58bps QOQ primarily driven by product mix and the investment of student loan sale proceeds • Total loan yield was up 31bps QOQ due to a favorable loan mix from the loan sale and lower card promotional balances • The net funding rate was down 26bps QOQ driven by lower average funding costs • Average consumer deposits were up 2% QOQ and up 10% YOY 4Q24 Net Interest Income Drivers 6 Key Points Note(s) 1. Includes checking and reflects both interest-bearing and non-interest bearing consumer deposits 2. Net Funding Rate reflects interest expense, net of interest income from other interest- earning assets, as a percentage of average receivables 10.98% 11.03% 11.17% 11.38% 11.96% 4Q23 1Q24 2Q24 3Q24 4Q24 NIM on Loans Total Loan Growth ($Bn) Funding Mix (%), Average Balance $102.3 $99.5 $100.1 $100.5 $102.8 $9.9 $10.1 $10.3 $10.4 $10.3 $5.9 $6.5 $7.1 $7.6 $8.0$10.4 $10.5 $10.1 $8.5 Card +1%YOY Personal +5% YOY Other + 35% YOY Student 4Q23 1Q24 2Q24 3Q24 4Q24 65% 66% 68% 69% 72% 18% 18% 17% 16% 14% 9% 9% 8% 8% 7% 8% 7% 7% 7% 7% DTC and Affinity Deposits Brokered & Other Deposits Securitized Borrowing Unsecured Borrowing 4Q23 1Q24 2Q24 3Q24 4Q24 Total Loan Yield 14.61% 14.71% 14.85% 15.06% 15.37% Net Funding Rate (2) 3.63% 3.68% 3.68% 3.67% 3.41% (1)

Note(s) 1. Rewards rate represents credit card rewards cost divided by Discover Card sales volume • Net interest income increased driven by margin expansion • Net discount / interchange revenue was up 13% from increased CashBack Debit volume and lower rewards • Loan fee income was down due to fewer instances • Other income increased reflecting a $381MM gain from the loan sale • The rewards rate was down 2bps YOY due to lower Cashback Match, mostly offset by higher spend in the 5% category 4Q24 Amazon, Target 4Q23 Amazon, Target 4Q24 Revenue 7 Key Points Inc / (Dec) ($MM) 4Q24 4Q23 $ % Net Interest Income 3,630 3,468 162 5% Net Discount/Interchange Revenue 399 354 45 13% Protection Products Revenue 43 43 — —% Loan Fee Income 200 217 (17) (8%) Transaction Processing Revenue 83 82 1 1% Other Income 404 16 388 NM Total Non-Interest Income 1,129 712 417 59% Revenue Net of Interest Expense $4,759 $4,180 $579 14% Change 4Q24 4Q23 QOQ YOY Discover Card Sales Volume ($MM) $55,252 $57,145 4% (3%) Rewards Rate(1) 1.35% 1.37% (9) bps (2) bps $4,180 $162 $45 $(17) $1 $388 $4,759 4Q23 Rev Net of Int Exp Net Interest Income Net Discount/ Interchange Loan Fee Income Transaction Processing Other Income 4Q24 Rev Net of Int Exp Year-Over-Year Revenue ($MM)

Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense • Employee compensation increased due to higher wage & benefits rates, and retention actions • Marketing was lower reflecting higher 4Q23 spend from timing of broad market advertising • Information processing increased driven by technology investments and a $22MM student loan infrastructure write-off • Professional fees were up largely from $44MM of merger & integration and loan sale costs • Other expense fell as a result of 4Q23 customer remediation 4Q24 Operating Expense Inc / (Dec) ($MM) 4Q24 4Q23 $ % Employee Compensation and Benefits $792 $646 146 23% Marketing and Business Development 299 372 (73) (20%) Information Processing & Communications 208 170 38 22% Professional Fees 363 312 51 16% Premises and Equipment 25 25 — —% Other Expense 168 263 (95) (36%) Total Operating Expense $1,855 $1,788 $67 4% Operating Efficiency(1) 39.0% 42.8% (380) bps 8 Key PointsYear-Over-Year Expense ($MM) $1,788 $146 $(73) $38 $51 $(95) $1,855 4Q23 Expense Employee Comp Marketing Info Processing Professional Fees All Other 4Q24 Expense

• Credit card net charge-offs improved; delinquencies were stable • Personal loan net charge-off and delinquency rates increased reflecting continued seasoning of recent growth in loan balances • Total Loan net-charge-offs were slightly better than expectations 4Q24 Key Credit Metrics 9 Key PointsChange 4Q23 3Q24 4Q24 QOQ YOY Credit Card Loans Ending Loan Balance ($MM) $102,259 $100,489 $102,786 2% 1% Net Principal Charge-off Rate 4.68% 5.28% 5.03% (25) bps 35 bps 30-Day Delinquency Rate 3.87% 3.84% 3.84% 0 bps (3) bps Personal Loans Ending Loan Balance ($MM) $9,852 $10,438 $10,314 (1)% 5% Net Principal Charge-off Rate 3.39% 4.01% 4.24% 23 bps 85 bps 30-Day Delinquency Rate 1.45% 1.66% 1.69% 3 bps 24 bps Total Loans Ending Loan Balance ($MM)(1) $128,409 $126,993 $121,118 (5)% (6)% Net Principal Charge-off Rate(2) 4.11% 4.86% 4.64% (22) bps 53 bps 30-Day Delinquency Rate(2) 3.45% 3.46% 3.48% 2 bps 3 bps Note(s) 1. Total Loans includes private student loans, home equity and other loans; the student loan sale was completed in 4Q24 2. Excludes loans classified as held-for-sale as of June 30, 2024

10 ($MM) Credit Card Personal Loans Other Total Allowance Balance at September 30, 2024 $7,586 $798 $128 $8,512 Reserve rate 7.55% 7.65% N/A 7.18% Provision for credit losses 1,095 93 14 1,202 Net Charge-offs 1,278 111 2 1,391 Balance at December 31, 2024 $7,403 $780 $140 $8,323 Reserve rate 7.20% 7.56% N/A 6.87% 7.23% 7.32% 7.22% 7.18% 6.87% 4Q23 1Q24 2Q24 3Q24 4Q24 Allowance for Credit Losses Note(s) 1. Includes an adjustment to eliminate the allowance for credit losses upon classifying the private student loan portfolio as held-for-sale as of June 30,2024 Total Loan Reserve Rate(1)

$1.8 $0.3 $2.3 $2.4 $1.9 $— $0.44 $0.44 $0.50 $0.60 $0.70 $0.70 2019 2020 2021 2022 2023 2024 11 Capital Return(3)Capital Position Common Equity Tier 1 (CET1) Capital Ratio (%) Note(s) 1. Capital for years ended 2023 and prior have been restated for comparative purposes to reflect corrections to those periods related to the card product misclassification on the financial statements; years 2019-2021 reflect a best estimate 2. Based on the final rule published September 30, 2020. Capital ratios reflect the impact of CECL reserves on regulatory capital with transition impacts 3. Quarterly dividend per share figures for 2019 through 2024 represent year-end levels 10.7% 12.5% 14.1% 12.7% 10.8% 14.1% 2019 2020 2021 2022 2023 2024 • The Common Equity Tier 1 ratio of 14.1% increased due the student loan sale and core earnings generation • Declared quarterly cash dividend of $0.70 per share of common stock • Share repurchases have been suspended through merger closing and common dividends will not exceed $0.70 per share Key Points Capital Position & Capital Return Trends Share Repurchases ($Bn) Quarterly Dividend per Share (1)(2) Suspended through closing

12 2024 / 2025 Trends 3Q24 Outlook 2024 Actual 2025 Trend Loan Growth • Down low to mid single digits (5.7%) • Loan growth to align more closely with pre- pandemic norms Net Interest Margin • 11.2-11.4% 11.38% • Net interest margin to remain relatively consistent with the 4Q24 level Operating Expense • Up mid single digits excluding card misclassification and merger related costs 4.6% • No significant changes to our expense base prior to merger approval Net Charge-offs • 4.9-5.0% 4.81% • Beginning to see a downward trend Capital Management • Share repurchases suspended through merger closing; dividend not to exceed $0.70 per share Note(s) Operating Expense reflects $6.9Bn of total 2024 operating expense less $118 million of merger and integration costs and $386 million of card misclassification costs which includes the accrual for potential regulatory penalties of approximately $290 million

Appendix

4Q24 Asset Yield & Liabilities Rate 4Q24 3Q24 4Q23 Interest-Earning Assets ($Bn) Avg Bal Yield Avg Bal Yield Avg Bal Yield Total Loans $120.8 15.37% $127.7 15.06% $125.4 14.61 % Other Interest-Earning Assets 30.1 4.26% 24.7 4.49% 22.5 4.41 % Total Interest-Earning Assets $150.9 13.15% $152.4 13.35% $147.9 13.05% 4Q24 3Q24 4Q23 Interest-Bearing Liabilities ($Bn) Avg Bal Rate Avg Bal Rate Avg Bal Rate Direct to Consumer Deposits(1) (2) $89.2 4.19% $87.1 4.40% $81.3 4.35 % Brokered Deposits and Other 17.5 4.76% 20.2 4.95% 23.3 4.64 % Interest Bearing-Deposits 106.7 4.29% 107.3 4.50% 104.5 4.41 % Borrowings 17.0 4.90% 19.4 5.02% 20.3 4.62 % Total Interest-Bearing Liabilities $123.7 4.37% $126.7 4.58% $124.8 4.45% 14 Note(s) 1. Includes Affinity relationships 2. Excludes checking which is a non-interest bearing deposit product

Total Company Loans(1) Credit Card Loans Private Student Loans(1) Personal Loans 1.71 2.13 2.72 3.22 3.52 4.11 4.92 4.83 4.86 4.64 1.94 2.30 2.48 2.57 3.06 3.45 3.38 3.33 3.46 3.48 NCO rate (%) 30+ day DQ rate (%) 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1.92 2.37 3.10 3.68 4.03 4.68 5.66 5.55 5.28 5.03 2.11 2.53 2.76 2.86 3.41 3.87 3.83 3.69 3.84 3.84 NCO rate (%) 30+ day DQ rate (%) 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1.14 1.49 1.94 2.28 2.63 3.39 4.02 3.98 4.01 4.24 0.69 0.80 0.91 1.00 1.24 1.45 1.46 1.54 1.66 1.69 NCO rate (%) 30+ day DQ rate (%) 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 0.91 1.33 1.04 1.25 1.32 1.52 1.58 1.85 1.94 2.05 2.02 2.13 2.62 2.62 2.59 NCO rate (%) 30+ day DQ rate (%) 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Credit Performance Trends 15 Note(s) 1. Excludes loans classified as held-for-sale as of June 30, 2024, and subsequently sold during the third and fourth quarters of 2024 Transferred to HFS / Sold

YOY YOY YOY YOY 4Q24 Payments Volume ($Bn) Discover Network • Discover Network volume was down 2% reflecting a slowdown in Discover card sales • PULSE volume was up 7% driven by an increase in debit transaction volume • Diners Club volume was up 9% YOY due to growth in Israel and the Asia Pacific region • Network Partners was down 30% YOY from lower AribaPay volume Key Points $58.4 $51.8 $55.4 $55.2 $57.1 4Q23 1Q24 2Q24 3Q24 4Q24 $79.2 $79.1 $81.7 $82.6 $84.9 4Q23 1Q24 2Q24 3Q24 4Q24 $10.5 $10.2 $9.4 $10.4 $11.4 4Q23 1Q24 2Q24 3Q24 4Q24 $8.7 $11.1 $8.1 $7.5 $6.1 4Q23 1Q24 2Q24 3Q24 4Q24 Diners Club(1) PULSE Network Partners (2)% 7% 9% (30)% Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total Network Volume up 2% YOY 16